UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 10, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained below under Item 5.03 with respect to the Charter Amendment (as defined below), to the extent required by Item 3.03 of Form 8-K, is hereby incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2025, Lazydays Holdings, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation (the “Charter”) to effect a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock, par value $0.0001 per share (“common stock”). Pursuant to the Charter Amendment, the Reverse Stock Split became effective as of 5:00 p.m. Eastern time on July 11, 2025.

As previously reported, on July 3, 2025, the Company held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the Charter to effect a reverse stock split of the common stock at a ratio of at least 1-for-2 and up to 1-for-30, as determined by the Company’s Board of Directors (the “Board”) in its discretion and publicly announced prior to the effectiveness of such reverse stock split, subject to the authority of the Board to abandon such amendment. The Board has approved the implementation of the Reverse Stock Split at a ratio of 1-for-30.

The Reverse Stock Split is primarily intended to increase the per share market price of the common stock in order to meet the $1.00 per share minimum bid price required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The common stock is expected to begin trading on a Reverse Stock Split adjusted basis on The Nasdaq Capital Market at market open on July 14, 2025 under the existing symbol “GORV” and the new CUSIP number 52110H209.

As a result of the Reverse Stock Split, every 30 shares of the common stock will be automatically combined into one new share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. If the shares of common stock held by any holder of common stock immediately prior to the Effective Time are collectively reclassified pursuant to the Reverse Stock Split into a fractional number of shares of common stock, the Company will issue to such holder such fractions of a share of common stock as are necessary to round the number of shares of common stock held by such holder immediately following the Reverse Stock Split up to the nearest whole number of shares. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split effectively results in rounding up of fractional shares. After the Reverse Stock Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The Reverse Stock Split will not affect the number of authorized shares or the par value of the Company’s capital stock. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s outstanding stock options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan.

The foregoing summary is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 11, 2025, the Company issued a press release announcing, among other things, the effectiveness of the Reverse Stock Split described herein. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-1 (File No. 333-283838 and 333-261315) and registration statements on Form S-8 (File No. 333-282735, 333-282734, 333-266520, 333-231973 and 333-227155) on file with the Securities and Exchange Commission (the “SEC”). SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-1 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Lazydays Holdings, Inc., dated July 10, 2025 and effective July 11, 2025.

99.1	Press Release, dated July 11, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

July 11, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Chief Executive Officer